SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


                         Date of Report:  March 29, 1999



                       RICK'S CABARET INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



            Texas                        0-26958                 76-0037324
  (State or other jurisdiction   (Commission File Number)       (IRS Employer
of incorporation or organization)                            Identification No.)



                            505 North Belt, Suite 630
                              Houston, Texas 77060
          (Address of principal executive offices, including zip code)

                                 (281) 820-1181
              (Registrant's telephone number, including area code)

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Item  1.     Changes  in  control  of  Registrant

     References to shares of common stock in this Form 8-K refer to pre-reverse split shares with respect to the March 15, 1999 two for one reverse split of the Company's common stock.

     On March 29, 1999, E.S. Langan, L.P., a Texas limited partnership ("Langan, L.P."), of which Eric Langan is the general partner, and Ralph McElroy purchased, in the aggregate, 1,790,000 shares of common stock (the "Shares") of Rick's Cabaret International, Inc. (the "Company") from Robert L. Watters for a combined purchase price of $1,560,072. Mr. Watters is a Director of the Company and, prior to the completion of this transaction, was President and Chief Executive Officer of the Company. The Shares were acquired as follows:

1. Langan, L.P. acquired 1,041,064 shares of common stock of the Company from Mr. Watters for $907,328, payable $707,328 in cash and a $200,000 promissory note to Mr. Watters, due in full on May 3, 1999, which bears interest at the rate of 18% per annum. Eric Langan is a Director of the Company and, upon the completion of this transaction, was appointed President of the Company.

As a result of this transaction, Langan, L.P., is now the beneficial owner of 1,133,464 shares of common stock of the Company, representing approximately
17.7% of the common stock of the Company. In addition, Mr. Langan is the beneficial owner of 414,811 shares of common stock of the Company or approximately 6.4%. Accordingly, as a result of his indirect beneficial ownership through Langan, L.P., Mr. Langan is now the beneficial owner, directly or indirectly, of a total of 1,548,275 shares of common stock of the Company or 24.1%.

The source of funds used by Langan, L.P. for the acquisition of the shares of common stock of the Company were funds from Langan, L.P., except that Langan, L.P. borrowed $175,000 from Mr. Steve Wadley, a private investor, pursuant to a short term promissory note due in full on May 1, 1999, which bears interest at the rate of eighteen percent (18%) per annum. The note is secured by 512,650 shares of common stock of the Company presently owned by Mr. Langan or Langan, L.P.

2. Mr. McElroy acquired 748,936 shares of common stock of the Company from Mr. Watters for $652,744, which was paid by Mr. McElroy pursuant to a secured promissory note made payable to Mr. Watters (the "McElroy Note"). The McElroy Note which is due July 31, 2004, bears interest at the rate of twelve percent (12%) per annum with interest being paid monthly. The principal of the McElroy
Note is due in one lump sum payment. The McElroy Note is secured by (i) a convertible debenture of the Company in the original principal amount of $366,000, which was issued August, 11, 1998, in favor of Mr. McElroy (the "Convertible Debenture") and (ii) a promissory note of Taurus Entertainment Companies, Inc. (a subsidiary of the Company) and guaranteed by the Company (which has a conversion feature) in the original principal amount of $286,744.61, dated August 11, 1998, in favor of Mr. McElroy, (the "Convertible Promissory Note"). Both the Convertible Debenture and the Convertible
Promissory Note are secured by certain real estate of the Company or its subsidiaries.

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As  a  result  of  this  transaction, Mr. McElroy is now the beneficial owner of
1,337,936 shares of common stock of the Company, representing approximately 20.9% of the common stock of the Company. This amount does not include shares of the Company issuable upon the conversion of the Convertible Debenture or upon conversion of the Convertible Promissory Note. The Convertible Debenture and the Convertible Promissory Note are in the aggregate amount of $652,744 and are convertible at any time at $2.75 per share, subject to adjustment. If the Convertible Debenture and the Convertible Promissory Note were converted, Mr. McElroy would receive an additional 237,361 shares of common stock of the Company. Accordingly, Mr. McElroy is deemed beneficial owner of a total of 1,575,297 shares of common stock of the Company, or approximately 24.6% of the common stock of the Company.

     Mr. Langan, as General Partner of Langan, L.P., has voting rights for Langan, L.P. and as such, Mr. Langan and Langan, L.P. will vote as a group. There is no voting agreement between Mr. Langan, Langan, L.P. and Mr. McElroy.

Item  2.     Acquisition  or  Disposition  Assets

     On March 29, 1999, Robert L. Watters, a Director of the Company, purchased RCI Entertainment Louisiana, Inc. ("RCI Louisiana"), a subsidiary of the Company, for the purchase price of $2,200,000 consisting of $1,057,327 in cash, the endorsement over to the Company of the McElroy Note, a guaranteed promissory note in the amount of $326,773 made by Mr. Watters (the "Watters Note"), and the cancellation by Mr. Watters of the Company's $163,156 indebtedness to him. The Watters Note is guaranteed by RCI Louisiana, which operates a Rick's Cabaret in New Orleans, Louisiana. The McElroy Note is secured as reflected above in Item
1. In connection with the acquisition of the stock of RCI Louisiana, Mr. Watters also assumed RCI Louisiana's liabilities of approximately $1,400,000. As a condition of this transaction, Mr. Watters arranged for the release by a lender of the Company's liability of $763,199 owed to the lender by RCI Louisiana, which the Company had guaranteed. The Company obtained an opinion from Chaffe & Associates, Inc., a New Orleans investment banking firm, stating that the purchase price paid by Mr. Watters for RCI Louisiana was fair from a financial point of view to the shareholders of the Company. The terms of this transaction were the result of arms-length negotiations between the Company and Mr. Watters.

     In connection with the sale of RCI Louisiana, Mr. Watters and Erich Norton White, a Vice-president and Director of the Company entered into agreements with the Company to terminate their Employment Agreements and to cancel all stock options of the Company which they held. Messrs. Watters and White continue to serve as Directors of the Company.

     Further, in connection with the sale of RCI Louisiana, the Company entered into an Exclusive Licensing Agreement with Mr. Watters which granted Mr. Watters the right to the use of the name "Rick's Cabaret" and all logos, trademarks and service marks attendant thereto for use in the states of Louisiana, Florida, Mississippi and Alabama.

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Item  5.     Other  Events

     On March 29, 1999, Mr. Langan was appointed President and acting Chief Accounting Officer of the Company and Mr. Watters resigned as President, Chief Executive Officer and Chief Financial Officer of the Company. Mr. White also resigned as Vice-President of the Company. Messrs. Watters and White continue to serve as Directors of the Company.

Item  7.     Financial  Statements  and  Exhibits

     Financial  Statements:

          The financial information required in this item is not included herein, but will be filed by amendment by June 14, 1999.

     Exhibits:

     Exhibit 10.1    Stock  Purchase  Agreement  between the E. S. Langan, L.P.,
                     Ralph  McElroy,  and  Robert  L.  Watters.

     Exhibit 10.2 Stock Purchase Agreement between the Company and Robert L. Watters.

     Exhibit 10.3    Exclusive  Licensing  Agreement

     Exhibit 10.4    Termination  and Non-compete Agreement of Robert L. Watters

     Exhibit 10.5    Termination and Non-compete Agreement of Erich Norton White



                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                   RICK'S  CABARET  INTERNATIONAL,  INC.

Date:  April  5,  1999             By:  /s/  Eric  Langan
                                        -----------------
                                        President

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